UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 29, 2011
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

100 Bluegrass Commons Blvd. Suite 310 Hendersonville, Tennessee		37075
(Address of principal executive offices)		(Zip Code)

(917) 804-3584 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01          Entry into a Material Definitive Agreement.

On July 29, 2011, AgFeed Industries, Inc. (the “Company”), pursuant to separate Exchange Agreements, will issue and deliver (a) 76,878 shares of its common stock, par value $0.001 per share (the “Common Stock”), to Hudson Bay Fund LP (“Hudson Bay”) in exchange for Hudson Bay’s surrender of an existing warrant (the “Hudson Bay Warrant”) held by Hudson Bay to purchase 139,779 shares of Common Stock, (b) 136,673 shares of Common Stock to Hudson Bay Overseas Fund Ltd. (“Hudson Bay Overseas”) in exchange for Hudson Bay’s surrender of an existing warrant (“Hudson Bay Overseas Warrant”) held by Hudson Bay Overseas to purchase 248,495 shares of Common Stock, and (c) 213,550 shares of Common Stock to Cranshire Capital, L.P. (“Cranshire”) in exchange for Cranshire’s surrender of an existing warrant (the “Cranshire Warrant” and together with the Hudson Bay Warrant and the Hudson Bay Overseas Warrant, collectively, the “Warrants”) held by Cranshire to purchase 388,274 shares of Common Stock.  The Warrants had been offered and sold to such entities by the Company pursuant to a Securities Purchase Agreements dated May 6, 2009 with certain institutional investors in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended.  Cranshire has a separate warrant to purchase 575,000 shares of Common Stock that was issued to it in December 2008.  This warrant held by Cranshire is not being surrendered to Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: August 2, 2011

	By:	/s/ John A. Stadler
John A. Stadler
Chairman of the Board and Chief Executive Officer